Exhibit 11

                HEALTH OUTCOMES MANAGEMENT, INC. & SUBSIDIARIES
                       Calculation of Earnings Per Share
                                  (Unaudited)

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                                                Three months ended         Nine months ended
                                                   November 30,                November 30,
                                               2000           1999         2000           1999
                                            __________     __________   __________     __________
Earnings used in calculations:

Income (loss) from continued operations     $  38,606       $  (5,017)   $  22,386      $  41,793
Income (loss) from discontinued operations          0               0       22,479          5,579
                                            __________     __________   __________     __________

Net income used in per share calculation    $  38,606       $  (5,017)   $  44,865     $   47,372

Shares used in calculation:

BASIC
  Average number of shares outstanding       9,198,761      8,872,853    9,198,761      8,872,853

DILUTED
  Additional shares issuable assuming
   exercise of outstanding stock options       242,263         34,764      242,263         34,764

  Additional shares issuable assuming
   exercise of outstanding warrants                  0              0            0              0

  Additional shares issuable assuming
   exercise of convertible debt                638,028           5,479      638,028          5,479
                                            ___________     ___________   __________     __________

Weighted average number of common and
 common equivalent shares outstanding        10,079,052       8,913,096   10,079,052      8,913,096
                                            ===========     ===========  ===========    ===========

Basic per share data:
Income (loss) from continued operations     $     .00      $    (.00)   $     .00      $     .00
Income (loss) from discontinued operations        .00            .00          .00            .00
                                            __________     __________   __________     __________
Net income (loss)                           $     .00      $     .00    $     .00      $     .00

Diluted per share data:
Income (loss) from continued operations     $     .00      $    (.00)   $     .00      $     .00
Income (loss) from discontinued operations        .00            .00          .00            .00
                                            __________     __________   __________     __________
Net income (loss)                           $     .00      $     .00    $     .00      $     .00


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